UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported) October 20, 2014

Imagination TV Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53278	42-1662836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3915 San Fernando Rd. Glendale, California	91204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 362-2428

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 20, 2014, IC Places, Inc. (the “Company”) amended its articles of incorporation in order to change its name to “Imagination TV, Inc.” The Company also amended its articles of incorporation to recognize the reverse stock split described in Item 8.01 below.

Item 8.01 Other Events.

On October 20, 2014, the Company effectuated a one (1) for three hundred (300) reverse stock split and changed its ticker symbol to “IMTV”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IC Places, Inc.
Date: October 22, 2014
	By:	/s/ Steven M Samblis
Steven M Samblis Chief Executive Officer

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